                              STOCKHOLDER AGREEMENT

                  AGREEMENT, dated as of October 16, 1997, among BTR plc, an English public limited company ("Parent"), BTR Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (the "Purchaser"), and Fiskars OY AB, James A. Risher, Conrad A. Plimpton Trust and Lance L. Knox 1990 Trust (each, a "Stockholder").

                              W I T N E S S E T H :

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and Exide Electronics Group, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Purchaser will be merged with and into the Company (the "Merger");

                  WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (and not later than five business days) after the announcement of the execution of the Merger Agreement, the Purchaser shall commence a cash tender offer (the "Offer") to purchase at the applicable Securities Offer Price all outstanding shares of Common Stock and Warrants (each as defined in Section 1 hereof), including all of the Common Stock and Warrants beneficially owned by the Stockholder; and

                  WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                  1.        Definitions.  For purposes of this Agreement:

                  (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

                  (b) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company, including the associated Preferred Share Purchase

Rights issued pursuant to the Rights Agreement, dated November 25, 1992 as amended to date, between the Company and First Union National Bank of North Carolina, as Rights Agent.

                  (c) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  (d) "Preferred Stock" shall mean the Series G Convertible Preferred Stock, par value $.01 per share, of the Company.

                  (e) "Warrants" shall mean the warrants to purchase shares of Common Stock pursuant to the Warrant Agreement, dated March 13, 1996 between the Company and Firststar Trust Company, formerly named American Bank National Association, as warrant agent.

                  (f) Capitalized terms used and not defined herein, and the term "Acquisition Transaction" have the respective meanings ascribed to them in the Merger Agreement.

                  2.        Tender of Shares.

                  (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, each Stockholder hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, as soon as practicable after commencement of the Offer pursuant to Section 1.01 of the Merger Agreement and Rule 14d-2 under the Exchange Act (but subject to Section 2(c)), the number of shares of Common Stock and the number of Warrants, each as set forth opposite the Stockholder's name on Schedule I hereto (for each such Stockholders, the "Specified Securities"). The Stockholder hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for the Securities in the Offer, including the Securities Beneficially Owned by the Stockholder, is subject to the terms and conditions of the Offer.

                  (b) The Stockholder hereby permits Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission) its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement.

                  (c) It is understood that some of the shares of Common Stock listed on Schedule I as Beneficially Owned by Fiskars OY AB ("Fiskars") are shares issuable upon conversion of 1,000,000 shares of Preferred Stock Beneficially Owned by Fiskars (representing all of its shares of Preferred Stock) and in respect of accrued and unpaid dividends thereon. Parent and the Purchaser agree that Fiskars need not tender any such Common Shares until Fiskars receives two business days' notice that Parent and the Purchaser will consummate the Offer within five business days of such notice. Fiskars will, at or prior to that time, convert all of its Preferred Stock (and accrued and unpaid dividends thereon) into Common Stock, and tender into the Offer Fiskars' Specified Securities.

                  3. Option. In order to induce Parent and the Purchaser to enter into the Merger Agreement, each Stockholder hereby grants to the Purchaser an irrevocable option (a "Securities Option") to purchase the Specified Securities listed on Schedule I (the "Option Securities") at the applicable Securities Offer Price (the "Purchase Price") which, for purposes of each share of the Preferred Stock, shall be equal to the Securities Offer Price for one share of Common Stock multiplied by the number of shares (including fractional shares) of Common Stock into which such share of Preferred Stock (including unpaid dividends thereon) is convertible. If (i) the Merger Agreement is terminated in accordance with Sections 8.01(c), (e)(ii), (f) or (g) thereof or
(ii) the Merger Agreement is terminated in accordance with Section 8.01(b)(ii) thereof and (x) the Stockholder shall have breached the agreements set forth in
Section 2(a) hereof or (y) at the time of such termination, neither the Minimum Tender Condition nor the One-Step Conditions shall have been satisfied, the Securities Option shall, in any such case, become exercisable, in whole or in part, upon the first to occur of any such event and remain exercisable in whole or in part until the date which is 90 days after the date of the occurrence of such event (the "90 Day Period"), so long as: (i) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), required for the purchase of the Securities upon such exercise shall have expired or been waived and (ii) there shall not be in effect any preliminary injunction or other order issued by any Governmental Entity prohibiting the exercise of the Securities Option pursuant to this Agreement; provided that if (i) all HSR Act waiting periods shall not have expired or been waived or (ii) there shall be in effect any such injunction or order, in each case on the expiration of the 90 Day Period, the 90 Day Period shall be extended until 5 business days after the later of (A) the date of expiration or waiver of all HSR Act waiting periods, and (B) the date of removal or lifting of such injunction or order. In the event that the Purchaser wishes to exercise the Securities Option, the Purchaser shall deliver a written notice (the "Notice") to the Stockholder identifying the place and date (not less than two nor more than 10 business days from the date of the Notice) for the closing of such purchase.

                  4.        Additional Agreements.

                  (a) Voting Agreement. At the request of Parent, the Stockholder shall, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) all Specified Securities (other than Warrants) (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any Acquisition Transaction and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Annex I to the Merger Agreement or set forth in
Article VII of the Merger Agreement not being fulfilled; provided, however, any vote pursuant to the proxy granted under clause 4(c) below shall not be a violation of this clause 4(a).

                  (b) No Inconsistent Arrangements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Securities or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Securities or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Securities, (iv) deposit the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

                  (c) Grant of Irrevocable Proxy; Appointment of Proxy.

          (i) The Stockholder hereby irrevocably grants to, and appoints, Parent and John Saunders and David Stevens, or either of them, in their respective capacities as officers or directors of Parent, and any individual who shall hereafter succeed to any such office or directorship of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Specified Securities (other than Warrants), and, in the case of Fiskars to vote the Preferred Stock convertible into such Specified Securities, or grant a consent or approval in respect of the Specified Securities, in favor of the various transactions contemplated by the Merger Agreement (the "Transactions") and against any Acquisition Transaction.

          (ii) The Stockholder represents that any proxies heretofore given in respect of the Stockholder's Option Securities (other than Warrants) are not irrevocable, and that any such proxies are hereby revoked.

          (iii) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

                  (d) No Solicitation. The Stockholder hereby agrees, solely in its capacity as a stockholder of the Company, that neither the Stockholder nor any controlled affiliates, representatives or agents of it shall (and, if the Stockholder is a corporation, partnership, trust or other entity, the Stockholder shall cause its officers, directors, partners, and employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any Acquisition Transaction. The Stockholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction. Any action taken by the Company or any officer or member of the Board of Directors of the Company in accordance with Section 6.08 of the Merger Agreement shall be deemed not to violate this
Section 4(d).

                  (e) Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

                  (f) Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have.

                  5. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent and the Purchaser as follows:

                  (a) Ownership of Securities. Such Stockholder is the record and Beneficial Owner of the Specified Securities, as set forth on Schedule I, except Parent and the Purchaser acknowledge that some of the shares of Common Stock that are Fiskars' Specified Securities are issuable upon conversion of Fiskars' shares of Preferred Stock (and accrued and unpaid dividends thereon). Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2, 3 and 4 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement and the Management Notes of which Parent is aware.

                  (b) Power; Binding Agreement. Such Stockholder has the power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitations, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee, or any party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

                  (c) No Conflicts. Except for filings under the HSR Act and the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity for the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and the compliance by such Stockholder with the provisions hereof and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to such Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which the Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of its properties or assets.

                  (d) No Liens. Except as permitted by this Agreement, the Specified Securities and the certificates representing such Securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian or other agent for the benefit of the Stockholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such Liens or proxies arising hereunder.


                  (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

                  (f) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into, and causing the Purchaser to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

                  (g) Parent and the Purchaser acknowledge that certain Stockholders may hold their Securities in margin accounts, and that certain Stockholders are parties to Management Notes with the Company, and agree that neither such state of facts violates any of the representations of such Stockholder set forth herein, except that such certain Stockholders will remove, without cost to Parent or the Purchaser, such Securities from any margin account and discharge the Management Notes to the extent necessary to comply, on a timely basis, with Section 2, 3 and 4 hereof.

                  6. Representations and Warranties of Parent and the Purchaser. Each of Parent and the Purchaser hereby represents and warrants to the Stockholder as follows:

                  (a) Power; Binding Agreement. Parent and the Purchaser each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms.

                  (b) No Conflicts. Except for filings under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby and the compliance by Parent and the Purchaser with the provisions hereof and (ii) none of the execution and delivery of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby or compliance by each of Parent and the Purchaser with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or the Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or the Purchaser is a party or by which either of Parent or the Purchaser or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of Parent or the Purchaser or any of their properties or assets.

                  7. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                  8. Stop Transfer. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock or Preferred Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Securities" shall refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any and all of the Securities may be changed or exchanged.

                  9. Termination. The covenants, agreements and proxy contained herein with respect to the Securities shall terminate upon the earlier of (a) the Effective Time, (b) the first anniversary of the date hereof or (c) the termination of the Merger Agreement pursuant to Sections 8.01(a), (b)(i) or
(iii), (d) or (e)(i) thereof.

                  10.       Miscellaneous.

                  (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Securities and shall be binding upon any person or entity to which legal or beneficial ownership of the Securities shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's administrators or successors. Notwithstanding any transfer of Securities, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.


                  (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the relevant Stockholder or Parent and the Purchaser, as the case may be, provided that Parent or the Purchaser may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

                  (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to any
                  Stockholder at the address set forth on Schedule II, with copies as set forth on such Schedule II.

                  If to Parent
                  or the Purchaser:
                  BTR plc
                  BTR House
                  Carlisle Place
                  London, England SW1P 1BX

                          Attention: David J. Stevens,
                                     General Counsel
                          Telephone No.:
                          Telecopy No.: 011-44-171-821-3805
                                        011-44-171-821-3806

                  Copies to:        BTR Incorporated
                                    Stamford Harbor Park
                                    333 Ludlow Street
                                    Stamford, Connecticut 06902
                                    Attention: Edgar P. DeVylder
                                               Vice President, General
                                               Counsel & Secretary
                                    Telephone No.: (203) 352-0000
                                    Telecopy No.: (203) 324-0503


                                    Cahill Gordon & Reindel
                                    80 Pine Street
                                    New York, New York  10005
                                    Attention: W. Leslie Duffy
                                    Telephone No.: (212) 701-3000
                                    Telecopy No.:  (212) 269-5420

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be inter-preted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.


                  (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  (l) Waiver of Jury Trial. Each party hereto hereby waives any right to a trial by jury in connection with any action, suit or proceeding brought in connection with this Agreement.

                  (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, Parent, the Purchaser and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

James A. Risher                                      BTR plc

                                                     By: ____________________
_______________________                              Name:  _________________
                                                     Title: _________________


Conrad A. Plimpton Trust                             BTR ACQUISITION CORPORATION

                                                     By: ____________________
By: ___________________                              Name:  _________________
Title:                                               Title: _________________

Lance L. Knox 1990 Trust                             FISKARS OY AB

                                                     By: ____________________
By: ___________________                              Name:  _________________
Title:                                               Title: _________________

         With respect to the Stockholder Agreement, dated March 13, 1996, between the Company and Fiskars, the "Stockholder Agreement"), the Company hereby exempts this Agreement and Fiskars from the terms of the Stockholder Agreement, including without limitation Sections 1.2, 1.3, 3.2, 3.3, 3.4, to the extent necessary so that the Stockholder can fully perform its obligations to Parent and the Purchaser under this Agreement.

         The Company also acknowledges that the entry into this Agreement and performance by a Stockholder of its obligations hereunder does not violate the terms of any Management Notes.

                                                  EXIDE ELECTRONICS GROUP, INC.

                                                  By:_________________________
                                                     Name:
                                                     Title:

                                   Schedule I



                                          Common Issu-     Common Issu-
                                          able Upon        able Upon
                                          Conversion of    Conversion of
     Shareholder             Common       Preferred        Unpaid Dividends        Total
     -----------             ------       ---------        ----------------        -----

James A. Risher              239,068                                              239,068
Conrad A. Plimpton Trust     229,069                                              229,069
Lance L. Knox 1990 Trust     124,282                                              124,282
Fiskars OY AB                613,947      1,000,00         66,667               1,680,614
                                                                                ---------
                                                                                2,273,033


                                   Schedule II

          Notice                            Copy to:

James A. Risher                        Nicholas Costanza
2419 Anderson Drive                    Exide Electronics Group, Inc.
Raleigh, NC  27608                     8609 Six Forks Road
                                       Raleigh, NC  27615

Conrad A. Plimpton Trust               Nicholas Costanza
c/o Cymric                             Exide Electronics Group, Inc.
                                       8609 Six Forks Road
Costa Mesa, CA                         Raleigh, NC  27615

Lance L. Knox 1990 Trust               Nicholas Costanza
c/o Lance L. Knox                      Exide Electronics Group, Inc.
3342 North Southport Avenue            8609 Six Forks Road
Chicago, IL  60657                     Raleigh, NC  27615

Fiskars OY AB                          Ralph R. Roer
POB 235                                Foley & Lardner
FIN-00101 Helsinki                     777 E. Wisconsin Avenue
Finland                                Milwaukee, WI  53201